SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): September 13, 2000



                          PRE-PAID LEGAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)



         Oklahoma                   001-09293                    73-1016728
      (State or other       (Commission File Number)           (IRS Employer
      jurisdiction of                                        Identification No.)
      incorporation)



                              321 East Main Street
                               Ada, Oklahoma 74820
               (Address of principal executive offices) (Zip Code)





       Registrant's telephone number, including area code: (580) 436-1234


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Item 5. Other Events.
        ------------

         On June 30, 2000, Pre-Paid Legal Services, Inc. (the "Company") completed the redemption of the remaining 1,027 outstanding shares of the Company's $3.00 Cumulative Convertible Preferred Stock, par value $1.00 per share ("$3.00 Preferred Stock"), and 10,585 shares of $1.00 Non-Cumulative Convertible Special Preferred Stock, par value $1.00 per share ("$1.00 Special Preferred Stock") resulting in total payments of $166,878.90. The shares of $3.00 Preferred Stock and $1.00 Special Preferred Stock previously converted into common stock, par value $.01 per share ("Common Stock"), or redeemed by the Company according to their respective terms have returned to the status of authorized but unissued shares of preferred stock, par value $1.00 per share, and special preferred stock, par value $1.00 per shares, respectively. No shares of $3.00 Preferred Stock or $1.00 Special Preferred Stock remain outstanding and none will be issued in the future.

         This Current Report on Form 8-K is filed for purposes of amending the description of the Company's Common Stock previously filed in connection with the registration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934 in order to reflect the elimination of the $3.00 Preferred Stock and the $1.00 Special Preferred Stock. The following is a description of the Common Stock, as well as certain provisions of the Company's Certificate of Incorporation affecting the holders of Common Stock. The following description is qualified in its entirety by reference to the terms of the Company's Restated Certificate of Incorporation contained as an exhibit hereto.

Authorized Shares

         The Company's Certificate of Incorporation, authorizes the Company to issue 400,000 shares of preferred stock, par value $1.00 per share, 500,000 shares of special preferred stock, par value $1.00 per share, and 100,000,000 shares of common stock, par value $0.01 per share.

         The Board of Directors is authorized to issue the authorized but unissued shares of preferred stock and special preferred stock in series and, with respect to each series, to fix its designation, rights (including voting, dividend, conversion, sinking fund and redemption rights), preferences (including with respect to dividends and liquidation), qualifications, restrictions and limitations. As of the date hereof, no shares of preferred stock or special preferred stock were outstanding and no series of preferred stock or special preferred stock were designated.

Common Stock

         Holders of Common Stock are entitled to one vote for each share of Common Stock held of record on each matter submitted to the stockholders. Cumulative voting for the election of directors is not permitted and the holders of a majority of the shares of Common Stock voting for the election of directors will be able to elect all of the directors standing for election.

         Subject to the rights of the holders of any class or series of stock at the time ranking senior to the Common Stock as to the payment of dividends, holders of record of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds of the Company legally available for the payment of dividends. In the event of the liquidation of the Company, a holder of Common Stock will participate, pro rata, in any distribution of the assets of the Company, subject to the prior rights of holders of any class or series of stock then ranking senior to the Common Stock as to liquidation. Holders of Common Stock have no conversion, redemption or pre-emptive rights.

Certain Charter Provisions

         The Company's Certificate of Incorporation provides that certain business combinations involving the Company and persons beneficially owning 5% or more of the outstanding voting stock of the Company ("Interested Stockholder") may be effected only if, in addition to any approval of the holders of any class or series of stock of the Company required by law or the Company's Certificate of Incorporation, such business combination is approved by the holders of not less than 80% of the voting power of all outstanding shares of the Company's voting stock, voting as a single class at an annual meeting or special meeting called for such purpose. Such an affirmative vote is not required, however, for any business combination which shall have been authorized by a majority of the Board of Directors of the Company prior to the time that the Interested Stockholder became the beneficial owner of 5% or more of the outstanding voting stock of the Company.

         The Certificate of Incorporation provides that the directors of the Company shall be divided into three classes as nearly equal in number as possible. The term of each director is three years, and in each year the terms of the directors in one class expire. Vacancies on the Board of Directors resulting from the increase in the authorized number of directors or the resignation or retirement of existing directors may only be filled by the affirmative vote of 80% of the directors then in office. Directors may be removed only by the affirmative vote of the holders of 80% of the shares entitled to vote in an election of directors or by the affirmative vote of at least two-thirds of the directors then in office.

         The provisions of the Certificate of Incorporation relating to certain business combinations with Interested Stockholders may only be amended with the approval of 80% of the voting power of all outstanding shares of the Company's voting stock, voting as a single class, and the provisions relating to election of directors may only be amended with the approval of 80% of the voting power of all outstanding shares then entitled to vote in an election of directors, voting as a single class.

         The provisions of the Certificate of Incorporation described above, as well as the ability of the Board of Directors to issue shares of preferred stock and special preferred stock and to set voting rights, preferences and other terms thereof without further shareholder action, could work to delay or frustrate the assumption of control of the Company by the holder of a large block of the Company's capital stock or the removal of incumbent directors even if such action would be beneficial to the stockholders as a whole and could discourage or prevent a merger, tender offer or proxy contest even if such event would be favorable to the interests of the stockholders. In particular, the special vote required in connection with certain business combinations with Interested Stockholders may make it easier for management to successfully oppose certain proposed business combinations so long as it retains its present level of ownership of the Company's Common Stock. Furthermore, even with the cooperation of management, it may be difficult or impossible to obtain the required 80% approval due to the widely held nature of the Common Stock and the possibility that a significant number of stockholders may not vote at or return proxies in connection with meetings called to approve Interested Stockholder transactions.

         By discouraging takeover attempts, these provisions may have the incidental effect of inhibiting the temporary fluctuations of the market price of the Company's Common Stock or other securities which may result from actual or rumored takeover attempts. In addition, these provisions could limit or reduce the price that investors might be willing to pay for the securities of the Company and may limit the ability of security holders of the Company to receive premium prices for their securities which an acquiring party might be willing to pay in connection with the acquisition of control of the Company.

Item 7. Exhibits.
        ---------

The following exhibit is filed as a part of this Report:

Exhibit No.              Description
-----------              -----------
4.1                      Restated Certificate of Incorporation of the Company as
                         filed with the Secretary of State of Oklahoma on August
                         29, 2000.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   PRE-PAID LEGAL SERVICES, INC.



                                   By:/s/ Randy Harp
                                   -----------------------------------------
                                   Randy Harp
                                   Chief Operating Officer

Date:  September 13, 2000